SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

Filed by the Registrant                                       [X]

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The MONY Group Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2001

Dear Shareholder:

It is a pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of The MONY Group Inc. The meeting will be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, on Wednesday, May 16, 2001, at 9:30 a.m., local time. The formal notice of the meeting, the proxy statement, the Summary Annual Report, our Annual Report on Form 10-K (as filed with the Securities and Exchange Commission) and your proxy card are enclosed in this mailing.

At the meeting, you will be asked to elect directors, ratify the appointment of independent accountants and approve a new Restricted Stock Ownership Plan.

Whether or not you plan to attend the Annual Meeting in person, we ask that you execute and return your proxy promptly, using the postage-paid envelope we have provided for your convenience. Also, you may submit your proxy by telephone or over the Internet if you wish. Please see the information included on the Proxy Card in this regard. Submitting your vote at this time will save your Company the cost of additional proxy solicitation.

Thank you for your continued support.

Sincerely,

/s/ Michael I. Roth Michael I. Roth Chairman and Chief Executive Officer	/s/ Samuel J. Foti Samuel J. Foti President and Chief Operating Officer

THE MONY GROUP INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

1740 Broadway, New York, New York 10019 April 2, 2001

To The Shareholders:

The Annual Meeting of Shareholders of The MONY Group Inc. will be held at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, on Wednesday, May 16, 2001, at 9:30 a.m., local time, to consider and act upon:

1.	Election of four directors for a term of three years, or until their successors are elected and qualified;

2.	Ratification of the appointment of independent accountants;

3.	Approval of The MONY Group Inc. Restricted Stock Ownership Plan; and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 19, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED, THE PROXY IS SUBMITTED BY TELEPHONE OR THE INTERNET, THE SHARES ARE VOTED IN PERSON, OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

By Order of the Board of Directors

/s/ Lee M. Smith Lee M. Smith Vice President and Corporate Secretary

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 16, 2001

INTRODUCTION

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation by the Board of Directors of The MONY Group Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company on Wednesday, May 16, 2001, at 9:30 a.m. at The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York City, and at any adjournment thereof. The Company’s Summary Annual Report for 2000, the Annual Report on Form 10-K for the year ended December 31, 2000 and this Proxy Statement are being sent to shareholders beginning on or about April 2, 2001.

Shares represented by valid proxies will be voted at the Annual Meeting or any adjournment thereof in accordance with each shareholder’s directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Company’s Board of Directors. Alternatively, a proxy may be submitted by telephone or the Internet. Please follow the instructions on the enclosed proxy card if you wish to submit your proxy in this manner. A proxy may be revoked by a shareholder at any time before its use by filing written notice of revocation, by telephone or over the Internet, by submitting a subsequent proxy to the Secretary of the Company or by voting in person at the meeting.

Outstanding Stock and Voting Rights

The Company’s Board of Directors has fixed the close of business on March 19, 2001 as the record date for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 51,121,150 shares of Common Stock. Each shareholder is entitled to one vote for each share of Common Stock registered in that person’s name on the books of the Company on the record date on all matters submitted to a vote of the shareholders at the meeting. The presence of one-third of the Company’s outstanding common shares in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Provided a quorum is present, directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of Common Stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the Annual Meeting. Abstentions from voting, including broker non-votes, with respect to shares present at the Annual Meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of directors, but will have the effect of votes against any business other than the election of directors.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

Five Percent Shareholders

The Company has no information that any person beneficially owns more than 5% of its outstanding Common Stock except as reported on Schedule 13G filed with the Securities and Exchange Commission by Goldman, Sachs & Co. and certain affiliates pursuant to the Securities Exchange Act of 1934. The following table and notes have been prepared in reliance upon such filing for the nature of ownership and an explanation of overlapping ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Reported on Schedule 13G	Percent of Class
The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004(1)	3,686,173	7.4%

(1)	Consists of 3,686,173 shares beneficially owned by Goldman, Sachs & Co. (“Goldman Sachs”) and The Goldman Sachs Group, Inc. (“GS Group”); 2,239,331 shares beneficially owned by GS Mezzanine Partners, L.P.; 1,202,464 shares beneficially owned by GS Mezzanine Partners Offshore, L.P.; 3,441,795 shares beneficially owned by GS Mezzanine Advisors, L.L.C.; 76,584 shares beneficially owned by Stone Street Fund 1997, L.P.; 37,194 shares

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beneficially owned by Bridge Street Fund 1997, L.P. and 113,778 shares beneficially owned by Stone Street 1997, L.L.C. Includes an aggregate of 3,555,573 shares issuable upon exercise of currently exercisable warrants held by GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P., and Bridge Street Fund 1997, L.P. (collectively, the “Investors”), pursuant to the Investment Agreement (the “Investment Agreement”), dated as of December 30, 1997, by and among The Mutual Life Insurance Company of New York (now known as MONY Life Insurance Company) (“MONY Life”), MONY Financial Services Corporation (now known as The MONY Group Inc.) and the Investors. GS Group and Goldman Sachs each disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which Goldman Sachs or employees of Goldman Sachs have voting or investment discretion, or both and (ii) certain investment entities, of which a subsidiary of GS Group or Goldman Sachs is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than GS Group, Goldman Sachs or their affiliates.

Goldman Investment. On December 30, 1997, the Investors entered into the Investment Agreement pursuant to which: (i) the Investors purchased, for $115 million (the “Consideration”), surplus notes (the “MONY Notes”) issued by MONY Life with an aggregate principal amount equal to the Consideration, and (ii) the Investors purchased, for $10.0 million, warrants (the “Warrants”) to purchase from the Company (after giving effect to the initial public offering) in the aggregate 7.0% of the fully diluted Common Stock as of the first date following such effectiveness on which shares of Common Stock were first issued to policyholders (December 24, 1998) (the “Specified Date”). On March 8, 2000 MONY Life repurchased the MONY Notes from the Investors for an aggregate purchase price of $123,775,937.

Standstill Agreement.Pursuant to the Investment Agreement, the Investors, for a period of five years following the Specified Date (the “Standstill Period”), subject to certain exceptions specified in the Investment Agreement, will not, and will cause their subsidiaries and any affiliates that own Warrants or Common Stock that was acquired upon exercise thereof not to, directly or indirectly, acquire, offer to acquire or agree to acquire any outstanding Common Stock other than pursuant to the Warrants or from an Investor or a subsidiary or affiliate of an Investor without the prior written approval of MONY Life. The foregoing provisions will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock. The Company has agreed that, so long as the Investors, their subsidiaries and affiliates are subject to the provisions described in this paragraph, it will not take any action (including, without limitation, adoption of a shareholder rights plan) that would have the effect of imposing more stringent requirements on the Investors, their subsidiaries and affiliates than those contained in the Investment Agreement.

Voting of Common Stock.The Investors have agreed that, subject to certain exceptions provided in the Investment Agreement, during the Standstill Period the Investors will, and will cause their subsidiaries and affiliates that acquire Common Stock upon exercise of Warrants to, vote all shares of Common Stock acquired upon exercise of Warrants owned by them either, at the option of the Company, in accordance with the recommendation of the Company’s Board of Directors or in the same proportion as the holders of Common Stock who are not affiliated with either the Company or the Investors with respect to all matters properly presented for a vote of the holders of the Common Stock. The foregoing requirement will not apply and the Investors and their subsidiaries and affiliates may acquire Common Stock without regard to the restrictions contained in the Investment Agreement described above with respect to certain specified matters, including those that relate to: (i) any merger, consolidation or other business combination involving, or sale, lease, transfer or other disposition of substantially all the assets of, the Company, MONY Life or any Significant Subsidiary (as defined in the Investment Agreement); (ii) the approval of any amendment to the Company’s Certificate of Incorporation or By-Laws; (iii) any matter that could result in any decrease in the percentage of the voting power represented by the aggregate voting power of all Common Stock and Common Stock issuable upon exercise of Warrants then owned by the Investors and their subsidiaries and affiliates; and (iv) any other matter (other than the election of directors) that in the good faith judgment of the Investors could adversely affect their interests as significant stockholders of the Company. The foregoing provisions shall terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

Limitation on Sales of Common Stock and Warrants.The Investors have agreed that until the termination of the Standstill Period, they will not, and will cause their subsidiaries and affiliates that own Warrants or Common Stock that was acquired upon exercise of Warrants not to, sell, transfer or otherwise dispose of any Warrants or Common Stock that was acquired upon exercise of Warrants in a negotiated transaction (which for these purposes does not include an open market sale other than as a result of an offer to sell securities having aggregate voting rights of more than 3% of

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the voting rights on an as converted basis at any one time): (i) to any Person (as defined in the Investment Agreement) that is engaged in Life Insurance Business (as defined in the Investment Agreement) if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise of Warrants that is held by such Person that is equal to 3% or more of the fully diluted Common Stock at the time of such transaction without the prior written consent of the Company, or (ii) to any Person if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise of Warrants that is held by such Person that is equal to 5% or more of the fully diluted Common Stock at the time of such transaction without the prior written consent of the Company. The foregoing restriction will not apply to: (i) any transfers between or among the Investors, their subsidiaries and affiliates, or (ii) any widely distributed public underwritten offering. The foregoing provisions will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

Board Representation.Pursuant to the Investment Agreement, the Investors have been granted Board representation rights. The Company has agreed to use its best efforts to cause one of the persons proposed by the Investors to be elected to the Company’s Board of Directors. Claude M. Ballard as such person retired from the Company’s Board of Directors on January 11, 2000. Mr. Ballard was a limited partner of The Goldman Sachs Group, L.P. The Investors have not proposed another nominee at this time.

The Investors have agreed to not propose any person who: (i) at the time of such proposal is either a member of the board of directors or board of trustees or a senior officer of an entity engaged in the Life Insurance Business, or (ii) is not qualified to serve as a director pursuant to the By-Laws of the Company. The Investors’ Board representation rights granted by the Investment Agreement will terminate when the Investors and their subsidiaries and affiliates that acquire Warrants or Common Stock upon the exercise thereof own an aggregate number of shares of Common Stock acquired upon exercise of Warrants plus the number of shares of Common Stock issuable upon exercise thereof that is less than 5% of the fully diluted Common Stock.

Registration Rights.Pursuant to the Investment Agreement the Company has entered into a registration rights agreement granting to the Investors and their subsidiaries or affiliates certain rights to registration under the Securities Act of 1933, as amended, with respect to the Warrants and all shares of Common Stock issuable upon exercise thereof (the “Registration Rights Agreement”). Subject to certain limitations, the Registration Rights Agreement provides that the Investors and their subsidiaries and affiliates have the right to make three demand registration requests (“Demand Registrations”) of the Company and can make an unlimited number of requests for piggyback registrations (each, a “Piggyback Registration”). A Piggyback Registration will not relieve the Company of its obligations to effect Demand Registrations. The Company has agreed to pay all expenses with respect to any Demand Registration or Piggyback Registration other than any underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale by an Investor or any of their subsidiaries or affiliates of any securities so registered.

Directors and Executive Officers

Until November 11, 2000, directors and officers were prohibited, under New York Insurance Law, from acquiring Company stock. Thereafter, directors and officers have acquired shares of Company stock in accordance with New York law.

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 19, 2001 by each director and director nominee and the Company’s Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities as of December 31, 2000 (the “named executive officers”) and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares shown in the table to be owned by that person.

As of March 19, 2001, the nominees, other directors, and the named executive officers of the Company:

•	owned beneficially, directly or indirectly, the number of shares of common stock indicated;

•	held options, exercisable within 60 days after that date, to purchase the number of shares of common stock indicated pursuant to the Company’s Stock and Incentive Plan; and

•	held the number of units supported by benefit plans shares indicated pursuant to the Investment Plan Supplement for Employees and Field Underwriters of MONY Life, the Excess Benefit Plan for Employees of MONY Life, and the Deferred Compensation Plan for Directors of MONY Life.

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As of that date, no such person beneficially owned more than one percent of the outstanding common stock; all directors and executive officers as a group owned 148,689 shares of common stock and options, exercisable within 60 days after that date, to purchase 234,430 shares of common stock; in addition, benefit plans own 88,631 shares supporting plan units allocated to the accounts of such directors and executive officers. Together all such shares amounted to less than one percent of the outstanding common stock.

Name of Beneficial Owner	Shares		Benefit Plans Shares**	Vested Options	Total Number of Shares and Options
Tom H. Barrett	968	*	2,020	—	2,988
David L. Call(1)	1,218	*	—	—	1,218
Richard Daddario(2)	84		5,373	28,900	34,357
G. Robert Durham	1,045	*	—	—	1,045
James B. Farley	968	*	—	—	968
Samuel J. Foti(3)	587		20,048	51,000	71,635
Robert Holland, Jr.(4)	1,135	*	8,546	—	9,681
James L. Johnson	991	*	—	—	991
Frederick W. Kanner	2,418	*	284	—	2,702
Robert R. Kiley	968	*	3	—	971
Kenneth M. Levine	157		5,655	28,900	34,712
Jane C. Pfeiffer	979	*	—	—	979
Michael I. Roth(5)	435		28,302	80,240	108,977
Thomas C. Theobald	1,034	*	1,491	—	2,525
Victor Ugolyn	36		125	7,990	8,151
All directors and executive officers
as a group (24 persons)(6)	148,689		88,631	234,430	471,750

*	Includes 550 shares granted under the Non-Employee Directors Restricted Stock Award (the “Award”) on January 11, 2000 and 418 shares granted on January 17, 2001, with the exception of Mr. Kanner. Mr. Kanner was elected by the Board in March 2000 to fill the vacancy created by the retirement of Claude M. Ballard. Mr. Kanner was granted 418 shares on January 17, 2001.

**	As of March 16, 2001, these shares are held under the Retirement and Investment Plan Trust of MONY Life and the Deferred Compensation Trust of MONY Life on a unitized basis, with 3.203 units equivalent to one share of MONY Group Common Stock. They represent the employees’ and non-employee directors’ deferral of compensation and Company contributions under the Investment Plan Supplement for Employees and Field Underwriters of MONY Life, a tax-qualified 401(k) plan, the non-qualified Excess Benefit Plan for Employees of MONY Life and the Deferred Compensation Plan for Directors of MONY Life.

(1)	Includes 250 shares owned in an IRA by Mary G. Call, Mr. Call’s spouse.

(2)	Includes 77 shares owned by Patricia Daddario, Mr. Daddario’s spouse. Mr. Daddario disclaims beneficial ownership of the shares owned by his spouse.

(3)	Includes 165 shares owned by Mary Jane Foti, Mr. Foti’s spouse. Mr. Foti disclaims beneficial ownership of the shares owned by his spouse.

(4)	Includes 7 shares owned by WorkPlace Integrators. Mr. Holland controls WorkPlace Integrators.

(5)	Includes 428 shares owned by the Michael I. Roth Irrevocable Trust, an irrevocable life insurance trust of which Mr. Roth’s three children are beneficiaries. Mr. Roth disclaims beneficial ownership of the shares owned by the trust.

(6)	Includes 16,368 shares of Common Stock for which beneficial ownership is disclaimed by certain executive officers.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors: one class to hold office for a term expiring at the Annual Meeting of Shareholders to be held on May 16, 2001, another class to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2002, and another class to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2003, with the members of each class to hold office until their successors are duly elected and qualified. At each Annual Meeting of the Shareholders of the Company, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election.

Four directors will be elected at the Annual Meeting for terms ending in May 2004 or until their respective successors shall have been elected and qualified. All of the nominees are at the present time directors of the Company, whose current terms will expire at the 2001 Annual Meeting. If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

Set forth below is information about each director nominee and each other director, including business positions held during at least the past five years, age, other directorships held and periods of service as a director of the Company and MONY Life.

The Board of Directors recommends that shareholders vote FOR the nominees named below.

ROBERT HOLLAND, JR., 60 — Director Nominee

Mr. Holland has been a Director of the Company since August 1998*. He has also been Director of MONY Life since May 1990. Mr. Holland is the owner and Chief Executive Officer of WorkPlace Integrators, an office furniture dealership in Southeast Michigan, since December 1996. Prior to that time, Mr. Holland was the President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc., an ice cream company, from February 1995 to October 1996, Chairman and Chief Executive Officer of Rokher-J, Inc., a business development services company, from 1991 to 1995, Chairman of the Board of Gilreath Manufacturing Company, a plastic injection molding manufacturing company, from 1990 to 1991 and Vice President of Business Development of Gilreath Manufacturing Company from 1988 to 1990. Mr. Holland serves on the board of directors of Henry Ford Health System, Tricon Global Restaurants, Inc., Trumark Inc., Lexmark International, Carver Bank Corp., Advanced Product Development, Mazaruni Granite Products (Guyana). He also serves on the Ethnic Advisory Board of PepsiCo and the Advisory Board of Boardroom Consultants.

ROBERT R. KILEY, 65 — Director Nominee

Mr. Kiley has been a Director of the Company since August 1998*. He has also been Director of MONY Life since November 1995. Mr. Kiley has been the Commissioner of Transport for London since January 2001. Prior to that time, Mr. Kiley was President and Chief Executive Officer of the New York City Partnership and Chamber of Commerce, Inc. from May 1995 to January 2001. Mr. Kiley had been a Principal of Kohlberg & Co. from April 1994 to April 1999. Mr. Kiley was President and Chief Executive Officer of Fischback Corp., an electrical and mechanical contracting company, from January 1991 to October 1994 and Chairman and Chief Executive Officer of the Metropolitan Transportation Authority of New York from November 1983 to December 1990.

MICHAEL I. ROTH, 55 — Director Nominee

Mr. Roth has been a Director of the Company since September 1997** and is Chairman and Chief Executive Officer of the Company. He is Chairman of the Board (since July 1993) and Chief Executive Officer (since January 1993) of MONY Life and has been a Director since May 1991. Mr. Roth is also a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since July 1991) and 1740 Advisers, Inc. (since December 1992). He has also served as MONY Life’s President and Chief Executive Officer (from January 1993 to July 1993), President and Chief Operating Officer (from January 1991 to January 1993) and Executive Vice President and Chief Financial Officer (from March 1989 to January 1991). Mr. Roth serves on the board of directors of the American Council of Life Insurance, The Life Insurance Council of New York, Insurance Marketplace Standards Association, Enterprise Foundation (a charitable foundation which develops housing and which is not affiliated with the Enterprise Group of Funds), Metropolitan Development Association of Syracuse and Central New York, Enterprise Group of Funds, Inc., Enterprise Accumulation Trust, Pitney Bowes, Inc., Lincoln Center for the Performing Arts Leadership Committee, Life Office Management Association, New York City Partnership and Chamber of Commerce and Committee to Encourage Corporate Philanthropy. Mr. Roth also serves on the Board of Governors of the United Way of Tri-State.

THOMAS C. THEOBALD, 63 — Director Nominee

Mr. Theobald has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since May 1990. Mr. Theobald is a managing director of William Blair Capital Partners, L.L.C., a private equity group, since September 1994. Prior to that time, Mr. Theobald was Chairman of the Board of Continental Bank from August 1987 to August 1994. Mr. Theobald serves on the board of directors of Anixter International, Inc., Xerox Corp., Jones Lang LaSalle, Inc., LaSalle US Realty Income and Growth Fund, Liberty Funds, Jefferson Wells International and MacArthur Foundation.

The following directors serve for terms that expire in 2002:

G. ROBERT DURHAM, 72

Mr. Durham has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since June 1988. Mr. Durham is Chairman of the Board of The FINOVA Group, Inc., a financial services company, since March 2001. Mr. Durham retired from Walter Industries, Inc., a home building and financing, natural resources and industrial manufacturing company, in May 1996, after serving as Chairman of the Board and Chief Executive Officer from June 1991 to May 1996. Prior to that time, Mr. Durham held various executive management positions with Phelps Dodge Corporation, a mining company, serving as President, Chairman of the Board and Chief Executive Officer until his retirement in June 1989. He serves on the board of directors of Amphenol Corporation and Earle M. Jorgensen Co.

JAMES L. JOHNSON, 73

Mr. Johnson has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since October 1986. Mr. Johnson is Chairman Emeritus of GTE Corporation, a telecommunications company, having served as Chairman and Chief Executive Officer from April 1988 to May 1992. Prior to that time, Mr. Johnson held various executive management positions with GTE Corporation. Mr. Johnson serves on the board of directors of CellStar Corporation, The FINOVA Group, Inc., Harte-Hanks Communications, Inc., and Walter Industries, Inc.

FREDERICK W. KANNER, 57

Mr. Kanner has been a Director of the Company since March 2000. He has also been a director of MONY Life since March 2000. Mr. Kanner is a member of the firm of Dewey Ballantine LLP, an international law firm headquartered in New York City, since October 1976. He serves on the Board of Trustees of the Lawyers’ Alliance for New York and the Lawyers’ Committee for Civil Rights Under Law.

KENNETH M. LEVINE, 54

Mr. Levine has been a Director of the Company since September l997** and is Executive Vice President and Chief Investment Officer of the Company since August 1998. He has also been a Director (since May 1994) and Executive Vice President (since February 1990) and Chief Investment Officer (since January 1991) of MONY Life. Mr. Levine is also a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since July 1991), MONY Series Fund, Inc. (since December 1991), 1740 Advisers, Inc. (since December 1989), MONY Benefits Management Corp. (formerly MONY Funding, Inc.) (since October 1991), MONY Realty Partners, Inc. (since October 1991) and 1740 Ventures, Inc. (since October 1991). He also served as MONY Life’s Senior Vice President-- Pensions (from January 1988 to February 1990). Prior to that time, Mr. Levine held various management positions within MONY Life.

The following directors serve for terms that expire in 2003:

TOM H. BARRETT, 70

Mr. Barrett has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since July 1990. Mr. Barrett is a Partner in American Industrial Partners, a private investment partnership, since 1992. Mr. Barrett retired from The Goodyear Tire & Rubber Company in December 1993, after serving as Chairman of the Board, President & Chief Executive Officer of The Goodyear Tire & Rubber Company from April 1989 to July 1991 and President & Chief Executive Officer from December 1988 to April 1989. He serves on the board of directors of A.O. Smith Corporation.

DAVID L. CALL, 69

Dr. Call has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since January 1993. Dr. Call joined the faculty of Cornell University in 1963. He became Dean of the College of Agriculture and Life Sciences in 1978. Dr. Call has been Dean Emeritus since his retirement in 1995. He serves as a small business consultant and is a director of Seneca Foods Corporation.

JAMES B. FARLEY, 70

Mr. Farley has been a Director of the Company since August 1998*. He has also been a Director of MONY Life since October 1988. Mr. Farley joined MONY Life as President and Chief Operating Officer in October 1988. He held the position of Chairman of the Board, Chief Executive Officer and President from April 1989 to January 1991, and Chairman and Chief Executive Officer from April 1991 to January 1993. From January 1993 to July 1993 he was Chairman of the Board and retired from MONY Life in January 1994. Prior to joining MONY Life in 1988, Mr. Farley was Chairman and Chief Executive Officer of Booz, Allen & Hamilton from 1972 to 1985 and Senior Chairman from 1985 to 1988. Booz, Allen & Hamilton is an international management and technology consulting firm. Mr. Farley serves on the board of directors of Ashland, Inc. and Harrah’s Entertainment, Inc. and is a Trustee of the Forster Trust.

SAMUEL J. FOTI, 49

Mr. Foti has been a Director of the Company since September l997** and is President and Chief Operating Officer of the Company. He is President and Chief Operating Officer (since February 1994) of MONY Life and has been a Director since January 1993. He is also President and Chief Operating Officer of MONY Life Insurance Company of America (since February 1994). Mr. Foti is a director of the following subsidiaries of MONY Life: MONY Life Insurance Company of America (since October 1989), MONY Brokerage, Inc. (since January 1990), MONY International Holdings, Inc. (since October 1994), MONY Life Insurance Company of the Americas, Ltd. (since December 1994) and MONY Bank &Trust Company of the Americas, Ltd. (since December 1994). He has also served as MONY Life’s Executive Vice President (from January 1991 to February 1994) and Senior Vice President (from April 1989 to January 1991). Mr. Foti previously served on the board of directors of the Life Insurance Marketing and Research Association, where he served as Chairman from October 1996 through October 1997, and currently serves on the boards of directors of Enterprise Group of Funds, Inc. and Enterprise Accumulation Trust. Mr. Foti also serves as Chair of the Board of Trustees of the American College since January 2000.

JANE C. PFEIFFER, 68

Mrs. Pfeiffer has been a Director of the Company since August 1998*. She has also been a Director of MONY Life since November 1988. Mrs. Pfeiffer is an independent management consultant. Mrs. Pfeiffer serves on the board of directors of Ashland, Inc., International Paper Company and J.C. Penney Company, Inc. She is a trustee of the University of Notre Dame and a member of The Council on Foreign Relations.

*	This Director was elected in anticipation of the demutualization of The Mutual Life Insurance Company of New York, the predecessor of MONY Life. Directors of MONY Life served as Trustees on the Board of Trustees of The Mutual Life Insurance Company of New York, the predecessor of MONY Life, prior to the demutualization for the period indicated.

**	The Company was incorporated under the name MONYCO, Inc. on June 24, 1997, as a wholly owned subsidiary of MONY Life. This Director was appointed in connection with the original incorporation of the Company.

Director Retirement Policy

For its members, the Board of Directors will continue to adhere to the retirement policy adopted by MONY Life for its Board. Pursuant to that policy, directors serve until the attainment of age 70. The only exception to this policy is for directors who were elected as Board members of MONY Life prior to May 1, 1989, who are scheduled to retire on the first day of the month following the attainment of age 73. In addition, to maintain the continued guidance, leadership and expertise of the members of the Board of Directors and the Audit Committee during the initial period after the demutualization, directors scheduled to retire in 2000 will be able to serve an additional two years and directors scheduled to retire in June, 2001 will be able to serve an additional two years or until their successors have been duly elected and qualified.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors held nine meetings during 2000. Each Director attended at least 75% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the year.

The Board of Directors has the following three standing committees.

Audit Committee. The Audit Committee is authorized to review the Company’s financial condition and to review and approve the scope and results of the Company’s outside audit, and the fees therefor, and to make recommendations to the Board of Directors concerning auditing and accounting matters and the selection of independent accountants. Its membership is restricted to Directors who are not employees of the Company or its affiliates. The members of the Committee are: Tom H. Barrett (Chairman), G. Robert Durham, James B. Farley, Robert R. Kiley and Thomas C. Theobald. The Committee met five times in 2000.

Human Resources Committee. The function of the Human Resources Committee is to oversee the administration of the Company’s compensation plans and to make determinations with respect to compensation to officers, directors and employees of the Company; to nominate candidates for election by the shareholders to the Board of Directors or to fill vacancies on the Board of Directors; to recommend the establishment, authority, size and membership of committees of the Board of Directors; to evaluate the performance of executive officers of the Company; to recommend to the Board of Directors the selection and compensation of executive officers of the Company; and to recommend to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock. Its membership is restricted to Directors who are not employees of the Company or its affiliates. The members of the Committee are: James L. Johnson (Chairman), G. Robert Durham, James B. Farley and Robert Holland, Jr. The Committee met four times in 2000. The Committee will consider nominees recommended by security holders. The procedure for such nominations is described on page 21.

Public Affairs Committee. The function of the Public Affairs Committee is to review policies, programs and practices that are consistent with the Company’s social obligation to its employees, society and especially the communities of its major locations. The members of the Committee are: Jane C. Pfeiffer (Chairperson), David L. Call, Robert Holland, Jr., Frederick W. Kanner, Robert R. Kiley and Thomas C. Theobald. The Committee met four times in 2000.

AUDIT COMMITTEE REPORT

The Audit Committee of The MONY Group Inc. (the Committee) is comprised of five independent directors and operates under a written Charter adopted by the Board of Directors on May 17, 2000. A copy of the Charter is attached hereto as Exhibit A. In its corporate oversight role, the Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee held five meetings during 2000. The meetings were designed to facilitate open communication between the Committee, management and the Company’s independent public accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). The Committee reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers during the context of these meetings.

The Committee discussed with PricewaterhouseCoopers matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee discussed with PricewaterhouseCoopers their independence under Independence Standards Board Standard No.1.

It should be noted that the Company contracted PricewaterhouseCoopers for various engagements during the course of 2000 and the following represents a brief schedule of the professional fees paid:

Audit Fees	$1,157,000
Financial Information Systems Design and
Implementation Fees	$0
All Other Fees	$1,007,363

Some of the principal items included in the All Other Fees category include audits of certain subsidiary organizations, registration statement filings and acquisition related fees. The Audit Committee did consider whether the provision of services for All Other Fees is compatible with the principal accountants’ independence and does not believe any impairment of independence currently exists.

Based upon the reviews and discussions noted above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Tom H. Barrett, Chairman G. Robert Durham James B. Farley Robert R. Kiley Thomas C. Theobald

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such forms, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers (the Company had no greater than 10% beneficial owners of its stock) were complied with for the year ended December 31, 2000.

EXECUTIVE OFFICER COMPENSATION

Executive Summary Compensation Table

The following table sets forth certain information concerning total compensation for services rendered in all capacities awarded or paid by MONY Life to the Company’s Chief Executive Officer and the Company’s “named executive officers” for services rendered to the Company during each of the last three fiscal years.

None of the officers listed below received any compensation during 2000 from the Company. All compensation received, earned or accrued by officers has been from MONY Life.

		Annual Compensation			Long-Term Compensation
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	LTIP Payouts(2) ($)	Number of Securities Underlying Options Granted(3) #	All other Compensation(4) ($)
Michael I. Roth,	2000	900,000	1,100,000	119,837	1,041,667	—	148,307
Chairman of the Board and	1999	875,000	875,000	125,569	964,169	236,000	155,512
Chief Executive Officer	1998	825,000	825,000	156,600	1,026,667	—	152,021

Samuel J. Foti,	2000	705,000	800,000	121,852	770,833	—	110,599
President and Chief	1999	655,000	600,000	113,681	695,833	150,000	113,311
Operating Officer	1998	625,000	500,000	118,465	654,167	—	111,757

Kenneth M. Levine,	2000	475,000	450,000	60,366	479,167	—	69,785
Executive Vice President	1999	450,000	425,000	54,010	494,167	85,000	71,679
and Chief Investment Officer	1998	435,000	350,000	67,528	556,667	—	70,080

Richard Daddario,	2000	400,000	375,000	57,340	416,667	—	68,541
Executive Vice President	1999	375,000	325,000	51,386	396,667	85,000	69,667
and Chief Financial Officer	1998	350,000	256,000	54,613	417,500	—	50,384

Victor Ugolyn,	2000	500,000	450,000	29,417	177,083	—	64,157
Chairman, President & Chief	1999	450,000	425,000	26,443	140,583	23,500	65,011
Executive Officer, Enterprise	1998	400,000	350,000	30,560	163,500	—	60,109
Capital Management, Inc.

(1)	Includes payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, (i) for interest paid in 2000 with respect to awards made for the 1995 – 1997 and the 1996 – 1997 performance cycles under MONY Long Term Performance Plan in the amounts of $50,820, $37,339, $27,040 $22,835 and $8,061; for interest paid in 1999 with respect to awards made for the 1994 – 1996 and the 1995 – 1997 performance cycles under MONY Life’s Long Term Performance Plan in the amounts of $50,387, $30,979, $24,783, $19,726 and $7,156; for interest paid in 1998 with respect to awards made for the 1993 – 1995 and 1994 – 1996 performance cycles under MONY Life’s Long Term Performance Plan in the amounts of $60,274, $38,174, $34,060, $23,345 and $9,807; (ii) for 2000 automobile allowances (including tax costs related to such allowances) in the amounts of $41,934, $64,987, $30,008, $34,329, and $19,255; for 1999 automobile allowances (including tax costs related to such allowances) in the amounts of $53,260, $63,130, $28,437, $30,735, and $18,302; for 1998 automobile allowances (including tax costs related to such allowances) in the amounts of $60,329, $63,312, $32,529, $28,018; and $15,085.

(2)	Includes 2000 payments of awards under MONY Life’s Long Term Performance Plan to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) $375,000, $250,000, $125,000, $125,000, and $75,000 with respect to the 1997 – 1999 performance cycle, (ii) $354,167, $312,500, $187,500, $145,833, and $50,000 with respect to the 1996 – 1998 performance cycle, and (iii) $312,500, $208,333, $166,667, $145,833 and $52,083 with respect to the 1995 – 1997 performance cycle. Includes 1999 payments of awards under MONY Life’s Long Term Performance Plan to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) $354,167, $312,500, $187,500, $145,833, and $50,000 with respect to the 1996 – 1998 performance cycle, and (ii) $312,500, $208,333, $166,667, $145,833 and $52,083 with respect to the 1995 – 1997 performance cycle, and (iii) $297,500, $175,000, $140,000, $105,000 and

$38,000 with respect to the 1994 –1996 performance cycle. Includes 1998 payments of awards under MONY Life’s Long Term Performance Plan to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) $312,500, $208,333, $166,667, $145,833 and $52,083 with respect to the 1995 –1997 performance cycle, and (ii) $297,500, $175,000, $140,000, $105,000 and $38,000 with respect to the 1994 –1996 performance cycle and (iii) $416,667, $270,833, $250,000, $166,667 and $72,917 with respect to the 1993 –1995 performance cycle.

(3)	Options vest at the rate of 33 1/3% per year. The first 33 1/3% became exercisable on November 17, 2000.

(4)	Includes 2000 payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) the part of premium paid by the Company for split dollar life insurance in the amounts of $72,307, $55,337, $31514, $37,957 and $24,899, (ii) contributions to the Company’s tax-qualified plans in the amounts of $5,823, $5,823, $8,500, $6,550 and $8,500 (iii) contributions to the Company’s non-qualified plan in the amounts of $70,177, $49,439, $29,771, $24,033 and $30,667. Includes 1999 payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) the part of premium paid by the Company for split dollar life insurance in the amounts of $70,512, $55,561, $31,679, $38,127 and $25,011, (ii) contributions to the Company’s tax-qualified plans in the amounts of $5,508, $5,508, $8,000, $6,200 and $8,000, and (iii) contributions to the Company’s non-qualified plan in the amounts of $79,492, $52,242, $32,000, $25,350 and $32,000. Includes 1998 payments to Messrs. Roth, Foti, Levine, Daddario and Ugolyn, respectively, of (i) the part of premium paid by the Company for split dollar life insurance in the amounts of $72,771, $56,757, $31,830, $21,634 and $25,109, (ii) contributions to the Company’s tax-qualified plans in the amounts of $5,508, $5,508, $8,000, $6,200 and $8,000, and (iii) contributions to the Company’s non-qualified plan in the amounts of $73,742, $49,492, $30,250, $22,550 and $27,000.

Stock Incentive Plan

On August 14, 1998, the Company’s Board of Directors adopted the Stock Plan. The purpose of the Stock Plan is to enable the Company to attract and retain employees who will contribute to the Company’s long term success by enabling such employees to acquire an equity interest in the Company.

The Stock Plan provides for the grant of options (including non-qualified and incentive stock options). The maximum number of shares of the Common Stock that may be issued from November 16, 1998 to November 15, 2004 under the Stock Plan is 5% of the total outstanding shares. Consistent with rules promulgated by the New York State Superintendent of Insurance, awards were granted by the Company after the first anniversary of the effective date of the Plan of Reorganization on November 16, 1998. No options were granted to the executive officers during the last fiscal year.

Long-Term Performance Plan

LONG-TERM INCENTIVE PLAN – AWARDS
FOR FISCAL YEAR 2000

			Estimated Future Payouts Under Non-Stock Price Based Plans
(A)	(B)	(C)	(D)	(E)	(F)
Name	Number of Shares, Units or Other Rights(1) (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
Michael I. Roth	35,000	2000-2002	1,050,000	3,500,000	8,750,000
Samuel J. Foti	25,000	2000-2002	750,000	2,500,000	6,250,000
Kenneth M. Levine	10,000	2000-2002	300,000	1,000,000	2,500,000
Richard Daddario	10,000	2000-2002	300,000	1,000,000	2,500,000
Victor Ugolyn	5,000	2000-2002	150,000	500,000	1,250,000

(1)	Under MONY Life’s Long Term Performance Plan the Human Resources Committee of the Board of Directors makes awards of units to the named executive officers and other designated officers of the Company and establishes three-year performance goals for the Company. At the end of the three-year performance cycle, such shares entitle the recipients to cash payouts, over three years, if and to the extent that the Company has achieved the predetermined performance goals.

10

Retirement Plan Information

The following table shows the estimated annual retirement benefits payable at normal retirement age (generally age 65) to a person retiring with the indicated final average pay and years of credited service on a straight life annuity basis, under the Retirement Income Security Plan for Employees of MONY Life (the “Retirement Plan”), as supplemented by the Excess Benefit Plan for MONY Life Employees (the “Excess Plan”), each as described below:

	Estimated Annual Benefits of Retirement With Indicated Years of Credited Service(1)
Final Average Pay	10	15	20	25	30	35
$350,000	$48,720	$73,080	$97,440	$121,800	$146,160	$170,520
$700,000	$101,220	$151,830	$202,440	$253,050	$303,660	$354,270
$1,050,000	$153,720	$230,580	$307,440	$384,300	$461,160	$538,020
$1,400,000	$206,220	$309,330	$412,440	$515,550	$618,660	$721,770
$2,100,000	$311,220	$466,830	$622,440	$778,050	$933,660	$1,089,270

(1)	Estimated retirement benefit described above does not include the value of the executive’s “employer contribution account.”

The annual retirement benefit under the Retirement Plan and the Excess Plan is generally equal to the product of (a)(i) a percentage of an executive’s “final average pay” in excess of his or her “covered compensation” (i.e., the average of the social security taxable wage base for the 35 years up to the date the executive attains social security retirement age), plus (ii) a percentage (depending upon the executive’s social security retirement age) of the executive’s “final average pay” not in excess of his or her “covered compensation,” and (b) the executive’s years of credited service up to 35. “Final average pay” is defined as the highest average annual “compensation” of an executive for any 36 consecutive months in the 120 months of service prior to the executive’s retirement. “Compensation” used to determine the retirement benefit under the Retirement Plan and the Excess Plan consists of the salary paid to an executive, including incentive compensation and salary deferrals pursuant to Section 125 and Section 401(k) plans and Deferred Compensation Plan for Key Employees, but excluding expense and tuition reimbursement, amounts payable under the Long Term Performance Plan, fringe benefits, group life insurance premiums, moving expenses, prizes, hiring and referral bonuses, and disability payments. Such “compensation” is generally the same as the compensation reflected in columns (C) and (D) of the Summary Compensation Table. The Excess Plan is designed to provide benefits which eligible employees would have received under the Retirement Plan but for limits applicable under the Retirement Plan. The estimated “final average pay” of Messrs. Roth, Foti, Levine, Daddario and Ugolyn under the Retirement Plan and the Excess Plan as of December 31, 2000 (assuming retirement as of such date) is $1,686,667, $1,186,667, $821,667, $643,667 and $808,333, respectively, and the estimated years of credited service under the Retirement Plan and the Excess Plan as of such date for each of such named executive officers is 12, 12, 28, 11 and 10 years, respectively. These benefits are not reduced by Social Security benefits nor any benefits derived from the qualified and non-qualified 401(k) plans.

Employment and Change in Control Agreements

MONY Life has entered into employment agreements (the “Employment Agreements”) with each of Messrs. Roth, Foti, Levine and Daddario. The current terms of the Employment Agreements are effective through December 31, 2001, and will automatically be extended for successive one-year terms unless MONY Life gives notice to the executive (by the preceding September 30) that it will not renew the Employment Agreement for another term.

The Employment Agreements provide that the current base compensation of each executive will be adjusted in accordance with MONY Life’s regular administrative practices generally applicable to its senior executives. Under the Employment Agreements, each executive will participate in MONY Life’s Annual Incentive Compensation Plan and Long Term Performance Plan, will be entitled to participate in other incentive compensation plans and any employee benefit plans and programs generally available to senior executives of MONY Life, and will be entitled to perquisites and fringe benefits generally available to officers of their respective ranks at MONY Life.

The Employment Agreements prohibit the executives from engaging in or advising, either directly or indirectly, any business which is substantially competitive with any business then actively conducted by MONY Life during the term of their employment and for a six-month period following termination of employment. The executives are also prohibited from soliciting, either directly or indirectly, any person employed by MONY Life for one year following the termination of employment, and are prohibited from divulging confidential information relating to the Company.

The Employment Agreements provide that MONY Life will have the right at any time to terminate any executive’s employment, and that any executive will have the right at any time to terminate his employment with MONY Life. Under the Employment Agreements, MONY Life will provide an executive with the following benefits in the event of termination by MONY Life other than for cause (as defined in the Employment Agreements) or by the executive for good reason (as defined in the Employment Agreements): (i) a lump-sum payment in an amount equal to (a) two times the executive’s annual base compensation in effect on the date of termination, in the case of Messrs. Roth, Foti and Levine, or (b) one times the executive’s annual base compensation in effect on the date of termination, in the case of Mr. Daddario, reduced in all cases by any severance payments made to the executive under any other employment contract or severance arrangement with MONY Life; (ii) any incentive compensation earned with respect to the calendar year immediately preceding the termination date but not yet paid, and incentive compensation with respect to the calendar year in which the termination date occurs, in each case in an amount determined by the Chief Executive Officer (or, in the case of the Chief Executive Officer, by the Board of Directors) which will be not less than 50% of the executive’s base compensation; (iii) at the discretion of the Chief Executive Officer, the value of the perquisites to which the executive is entitled immediately before the termination date and such other items as the Chief Executive Officer (or, in the case of the Chief Executive Officer, the Board of Directors) will determine; (iv) title to any MONY Life-furnished automobile; and (v) outplacement services for up to one year with a nationally recognized outplacement firm. In addition, MONY Life will keep in effect, for the life of the executive whose employment is terminated other than for cause or good reason, the split-dollar life insurance policy maintained for the executive immediately prior to termination, with MONY Life and the executive retaining their respective obligations to pay premiums in accordance with the terms of the policy.

MONY Life has also entered into change in control employment agreements (collectively, the “Change in Control Agreements”) with each of Messrs. Roth, Foti, Levine, Daddario and Ugolyn and other executive officers of the Company, the provisions of which become effective if and when there is a Change in Control (as defined below) of the Company. The current terms of the Change in Control Agreements are effective through December 31, 2001, and will be automatically renewed for successive one-year terms unless MONY Life gives notice of non-renewal to the executive not later than the preceding September 30. If a Change in Control occurs, the expiration date is automatically extended to the third anniversary of the Change in Control and the agreement is thereafter automatically renewed for successive one-year terms unless MONY Life gives notice of non-renewal to the executive not later than six months before the agreement would otherwise expire.

The Change in Control Agreements provide that the executives will continue to receive base compensation at a rate not less than the rate in effect immediately prior to the Change in Control, and that base compensation will be increased in accordance with the regular administrative practices in effect immediately prior to the Change in Control. The agreements further provide that the executives will be entitled to perquisites and fringe benefits equal to those attached to their positions immediately prior to the Change in Control, will continue to be full participants in all incentive compensation plans and all employee benefit plans and programs for senior executives in effect immediately prior to the Change in Control, and will be entitled to participate in any other incentive compensation plans and employee benefit plans and programs generally available to senior executives of MONY Life.

The Change in Control Agreements provide that MONY Life will have the right at any time to terminate the executive’s employment, and that the executive will have the right at any time to terminate his employment with MONY Life. Under the Change in Control Agreements, MONY Life will provide the executive with the following benefits in the event of termination by MONY Life other than for Cause (as defined in the Change in Control Agreements) or by the executive for Good Reason (as defined in the Change in Control Agreements): (i) a lump-sum payment in an amount equal to three times the sum of (a) the executive’s annual base compensation in effect on the Termination Date, plus (b) the executive’s Annual Bonus in effect on the Termination Date, plus (c) the executive’s Long Term Performance Plan Payment, such sum being reduced by any severance payments made to the executive under any other employment contract or severance arrangement with MONY Life; (ii) any incentive compensation payments awarded for a year prior to the year in which the termination date occurs but not paid as of the termination date; (iii) a specified pro rata portion of the bonus under MONY Life’s Annual Incentive Compensation Plan that would have been earned for the year in which the termination date occurs; (iv) all amounts payable as of the termination date in accordance with the terms of the Long Term Performance Plan and an award in respect of any uncompleted three-year cycle thereunder; (v) immediate vesting of and, if applicable, lapse of restrictions with respect to, previously unvested stock option and restricted share awards (or, in any case where such vesting or lapse would be prohibited by certain provisions of the New York Insurance Law, cash payments in lieu thereof); (vi) in addition to all other amounts otherwise payable to the executive under the Retirement Income Security Plan and the Investment Plan Supplement, an amount equal to the aggregate present value of the retirement benefits that would have been payable to the executive under MONY Life’s Retirement Income Security Plan, Investment Plan Supplement and Excess Benefit Plan, had his employment not been terminated; (vii) an amount equal to the aggregate present value of the additional costs that would have been incurred by MONY Life for medical and dental benefits, retiree medical benefits, and spouse or survivor’s income benefits if the executive’s employment had not been terminated; (viii) continued coverage under various disability and life insurance programs; and (ix) outplacement services for up to one year with a nationally recognized outplacement firm.

In the event of the death or disability of the executive, the Change in Control Agreements provide that the executive (or his representative) will be entitled to receive (i) amounts owed to the executive through his effective date of termination, and (ii) a specified pro rata portion of all awards under MONY Life’s Long Term Performance Plan and Annual Incentive Compensation Plan.

The Change in Control Agreements also provide that, to the extent any payments to the executives would be subject to “golden parachute” excise taxes under Section 4999 of the Code, the executives will receive “gross-up” payments to make them whole with respect to such taxes and any related interest and penalties.

For purposes of the Change in Control Agreements, a “Change in Control” is defined generally to include an acquisition of 20% or more of the voting stock of the Company, a change in the majority of the members of the Board of Directors that is not supported by two-thirds of the incumbent directors, approval by the shareholders of a merger or reorganization in which the Company shareholders do not own at least 80% of the resulting entity, a sale of all or substantially all of the assets of the Company or MONY Life, a dissolution of the Company or MONY Life, the adoption by the Board of Directors of a resolution to the effect that any person has acquired effective control of the Company or MONY Life, or the making of any agreement or the commencement of a tender offer or proxy contest resulting in any such transaction.

COMPENSATION OF DIRECTORS

Cash Compensation

All Directors of the Company are also directors of MONY Life. For serving on the Board of Directors of MONY Life, each director who is not an employee of the Company (“non-employee director”) receives an annual retainer fee of $40,000. No additional retainer fee is paid for service on the Board of Directors of the Company. In addition, each such director also receives a meeting fee of $1,500 for each meeting of the Company’s Board or MONY Life’s Board attended. Additionally, each such director receives an annual retainer fee of $3,500 per committee on which such director serves as a member and each such member receives a meeting fee of $1,000 for each committee meeting attended. The chairperson of each committee receives an additional annual retainer fee of $1,500. For each joint meeting of the Company’s Board and MONY Life’s Board (or committees), non-employee directors receive only one meeting fee and also only one annual Committee or Chairperson retainer fee. The directors may defer all or part of their compensation as directors until retirement from the Board.

Non-Employee Director Restricted Stock Grants

Pursuant to the Plan of Reorganization, the Board of Directors granted restricted stock to non-employee directors of the Company on January 11, 2000. The purpose of the grants was to provide stock-based compensation to non-employee directors of the Company in order to encourage a high level of director performance and to provide non-employee directors with a proprietary interest in the Company’s success.

The Board of Directors has discretion in determining the number of shares subject to each grant of restricted stock, provided that the fair market value (valued on the date of grant) of all shares granted to each non-employee director during any calendar year does not exceed the lesser of (i) one-half of the directors’ fees earned by such non-employee director for the immediately preceding calendar year and (ii) $15,000, rounded upward to the nearest whole share. Grants of restricted stock must be in lieu of cash payment of directors’ fees equal in amount to the fair market value of the restricted stock granted. Each grant of restricted stock vests, based on the continued service of the grantee on the Board of Directors, in three approximately equal installments on each of the first three anniversaries on the date of grant thereof. In the event of the termination of the service on the Board of Directors of a grantee by reason of disability or death, any restricted stock previously granted to such grantee will continue to vest as if the grantee’s service had not terminated. In the event of termination of service on the Board of Directors of a grantee for any reason other than disability or death, any unvested restricted stock will be forfeited.

Additionally, the Board of Directors must obtain the prior approval of the New York State Superintendent of Insurance prior to making any additional grants of restricted stock to non-employee directors until November 16, 2003, the fifth anniversary of the effective date of the Plan of Reorganization.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the Report of the Human Resources Committee of the Company’s Board of Directors (the “Committee”), describing the compensation policies and rationale applicable to the Company’s executive officers with respect to compensation paid to such executive officers for the fiscal year ended December 31, 2000. All Officers are compensated as employees of MONY Life. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Committee consists of Messrs. Durham, Farley, Holland and Johnson, none of whom is an officer or employee of the Company, MONY Life or their affiliates. The Committee is responsible for making determinations with respect to executive compensation and overall compensation policy, as well as for oversight and administration of the Incentive Compensation Plan, Long Term Performance Plan and Stock Incentive Plan. This report discusses the executive compensation determinations made by the Committee with respect to the 2000 compensation of the Company’s executive officers (including all named executive officers) during 2000. The compensation determinations described below were ratified by the Board of Directors of the Company.

Executive Compensation Philosophy

In general, the executive compensation programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving the Company’s short- and long-term strategic goals, to link executive compensation and shareholder interests through Company performance- and equity-based plans, and to recognize individual contributions to Company performance.

The Committee is assisted from time to time by compensation consulting firms which supply the Committee with statistical data and other executive compensation information to permit the Committee to compare the Company’s compensation against levels and programs at other companies selected as peers and at a much broader spectrum of organizations with which the Company competes for executive talent. To attract qualified executives in certain operational areas, it is sometimes necessary to compete with banks and other financial services institutions. The companies selected for compensation comparison purposes are not necessarily the same companies which comprise the Standard & Poor’s Insurance (Life/Health)-500 Index selected for the Performance Graph appearing subsequently in this Proxy Statement.

Compensation for the Company’s executive officers consists of three principal elements: base salary, annual incentive and long-term incentive, including stock incentives. The combination and relative weighting of these elements reflect the Committee’s belief that executive compensation should be closely tied to the Company’s profitability.

Base Salary

Base salaries of executive officers are compared against the broad middle range of the companies with which the Company competes for those positions. The Company reviews annual salaries versus the external market on an annual basis and recommends adjustments accordingly to reflect promotions, changes in levels of responsibility and competitive pay levels.

Annual Incentive

Annual incentive bonuses paid to executive officers under MONY Life’s Incentive Compensation Plan are a significant element of the executive compensation program. The Incentive Compensation Plan is designed to reward management for the achievement of corporate goals and individual performance in achieving such goals, as well as to compensate management on the basis of the Company’s financial results. Annual bonuses under the Incentive Compensation Plan are initially based on actual performance measured against “key financial measures” and qualitative goals. For the 2000 bonus year, these measures and goals were (i) Revenue Generation, which includes life annualized premiums and accumulation assets raised, (ii) GAAP Earnings, (iii) Operating Expenses, and (iv) the qualitative goals, which are specific performance objectives set for the Company as a whole. The Human Resources Committee reserves the right to make adjustments as it deems appropriate in its sole discretion.

Each year, the Human Resources Committee assigns a relative weight to the “key financial measures” to determine the portion of the annual bonuses represented by each measure. In addition, “minimum,” “target” and “maximum” levels are set for each of the financial measures and the qualitative goals are rated as “outstanding,” “good” or “satisfactory.” Bonuses under the Incentive Plan are reviewed and approved by the Human Resources Committee for payment during the year subsequent to the year in which the bonus is earned.

Award opportunities under the Incentive Compensation Plan for 2000 performance were funded at above target levels. The Company exceeded its financial goals related to Revenue Generation and GAAP Earnings and its operating expense goal was slightly below target.

Long-Term Incentive

Long-term incentives for the Company’s executive officers are provided pursuant to MONY Life’s Long Term Performance Plan (the “Long Term Performance Plan”). Units are awarded in the first quarter of each year for the succeeding three-year period. The number of units awarded is determined by the executive’s level, job scope and contribution, as well as the competitiveness of the executive’s total compensation with regard to the external market.

Under the Long Term Performance Plan, the Company makes awards of units to the named executive officers and other designated officers of the Company to reward long-term performance of the Company relative to the performance of its peer companies. The awards are subject to a three-year performance cycle. In connection with the award of the units, the Company assigns a value to each unit depending on predetermined performance goals for the period. As soon as practicable after the completion of a performance cycle, the value per unit is determined according to the Company’s performance over the recently completed three-year performance cycle. The aggregate value of the share units awarded to each executive with respect to a performance cycle is paid in three annual installments. The first of such payments is made immediately after the determination of the value of the share units. The second and third installments are paid, with interest, in the two succeeding years.

For the performance period under the Long Term Performance Plan commencing on January 1, 1998 and ending on December 31, 2000, the measurement goals established were based on the Company’s cumulative GAAP earnings and an ROE comparison to the industry. Cumulative GAAP earnings over the period exceeded the plan and with the ROE comparison to the industry, resulted in the Committee approving a value of $150 per share.

In March 2000, the Committee established goals under the Long Term Performance Plan for the three-year performance period from January 1, 2000 to December 31, 2002, based on cumulative GAAP earnings per share, an ROE comparison to the industry and total shareholder return versus a peer group of companies. Pursuant to the terms of the Long Term Performance Plan, payments for this performance period may not be made until early 2003 and then only in the event predetermined goals with respect to earnings are satisfied.

Stock Ownership Guidelines for Officers And Directors

On January 17, 2001, at the recommendation of the Human Resources Committee and the Company’s outside executive compensation consultant, the Board of Directors approved and adopted Stock Ownership Guidelines for Officers and Directors (the “Guidelines”). The purpose of the Guidelines is to further align the interests of the Company’s officers and directors with the shareholders by providing targeted levels of ownership of the Company’s common stock for each such officer and director. The Guidelines state that, over a period of six years, officers are expected to accumulate Company common stock having a fair market value equal to the following multiples of their base salaries:

Chief Executive Officer	5X Base Salary
President and Chief Operating Officer	4X Base Salary
Executive Vice President	2X Base Salary
Senior Vice Presiden t	1.5X Base Salary
Vice President	1X Base Salary

Further, over the same period, Independent Directors of the Company are expected to accumulate a number of shares of Guideline Stock equal to six times $15,000 divided by the market price per share at the time of the acquisition. This total shall be held for as long as they continue to serve on the Company’s Board of Directors.

Chief Executive Officer Compensation

Mr. Roth became Chief Executive Officer in 1993. Mr. Roth’s annual base salary was increased by 2.9% from $875,000 to $900,000 in March 2000. The Committee determined that this increase would bring Mr. Roth’s annual base salary to a competitive level for the peer company market, based on statistical data obtained from the compensation consulting firms utilized for the named executive officers. According to the terms of the Incentive Compensation Plan, the Committee determined for the 2000 performance year that Mr. Roth should receive incentive compensation of $1,100,000. In 1998, Mr. Roth was awarded 15,000 shares under the Long Term Performance Plan. For the performance period under the Plan commencing on January 1, 1998 and ending on December 31, 2000, the measurement goal established was based on the Company’s cumulative GAAP Earnings and an ROE comparison to the industry. Cumulative GAAP earnings over the period exceeded the plan and with the ROE comparison to the industry, resulted in the Committee approving a value of $150 per share. In March 2001, Mr. Roth received the first installment on these shares in the amount of $750,000. The second and third installments are paid, with interest, in the two succeeding years.

The Committee feels that under Mr. Roth’s direction MONY Life continues to have success as a publicly owned company. The company experienced growth in mutual fund and protection products, and although the company fell slightly short of its expense goal, it exceeded its financial goals related to GAAP earnings.

In March 2000, the Committee awarded Mr. Roth 35,000 units under the Long Term Performance Plan. For the three-year performance period from January 1, 2000 to December 31, 2002, the Committee established goals for cumulative GAAP earnings per share, an ROE comparison to the industry and total shareholder return versus a peer group. Pursuant to the terms of the Plan, payments for this performance period may not be made until early 2003 and then only to the extent that the pre-established goals are satisfied.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes a limitation on the tax deductibility of certain compensation paid by a publicly held corporation to its top five executive officers for whom compensation is reported in its annual proxy statement. A special transition rule applies under section 162(m) for newly public companies that exempts from this limit any compensation paid under plans and arrangements disclosed in the initial public offering prospectus. The Human Resources Committee believes that the Company’s principal compensation plans for the Company’s executive officers are currently covered by this exemption and, thus, does not expect a material loss of tax deduction (if any) as a result of section 162(m).

Respectfully submitted,

HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS James L. Johnson, Chairman G. Robert Durham James B. Farley Robert Holland, Jr.

17

Performance Graph

The graph set forth below shows the cumulative total return to holders of the Company’s Common Stock from November 11, 1998 to December 31, 2000, computed by dividing (X) the difference between the price per share at the beginning and end of such period by (Y) the share price at the beginning of such period, and compares such return to the performance at the beginning and end of such period of the Standard & Poor’s 500 Index and the Standard & Poor’s Insurance (Life/Health)-500 Index. The graph assumes $100 invested on November 11, 1998 in the Company’s Common Stock (at $23.50 per share), the Standard & Poor’s 500 Index and the Standard & Poor’s Insurance (Life/Health)-500 Index. The return for the Company’s Common Stock and both Standard & Poor’s indices assumes reinvestment of all dividends for the period.

INDEXED RETURNS

Company/Index	Base Period 11/11/98	Dec98	Jun99	Dec99	Jun00	Dec00
MONY GROUP INC	100	133.24	139.82	125.95	145.90	215.59
S&P 500 INDEX	100	109.93	123.55	133.07	132.50	120.95
INSURANCE
(LIFE/HEALTH)-500	100	111.12	113.21	95.56	78.25	108.75

SEMI-ANNUAL RETURN PERCENTAGE Six Months Ending*

Company/Index	Dec98	Jun99	Dec99	Jun00	Dec00
MONY GROUP INC	33.24	4.93	-9.92	15.84	47.76
S&P 500 INDEX	9.93	12.38	7.71	-0.42	-8.72
INSURANCE
(LIFE/HEALTH)-500	11.12	1.87	-15.59	-18.12	38.98

*	Six-month returns for the periods indicated except December 1998, which reflects the return between November 11, 1998, the time of demutualization, and December 31, 1998.

18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Goldman, Sachs & Co. has from time to time performed investment banking services for the Company, including serving as one of the representatives of the underwriters for the Company’s issuance on March 8, 2000 of $300,000,000 aggregate principal amount of 8.35% Senior Notes due March 15, 2010 and the Company’s issuance on December 7, 2000 of $275,000,000 aggregate principal amount of 7.45% Senior Notes due December 15, 2005 (together the “Senior Notes”). Claude M. Ballard, a director of the Company until his retirement on January 11, 2000, was a Limited Partner and consultant at the Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co. On March 8, 2000 MONY Life repurchased all of the MONY Notes from Goldman Sachs and certain of its affiliates for an aggregate purchase price of $123,775,937. In connection with its public offerings of Senior Notes in March 2000 and December 2000, the Company paid to the various underwriters, including Goldman Sachs, underwriting fees and expenses equal to 0.65% and 0.60%, respectively, per Senior Note.

Mr. Kanner, a director, is a member of the law firm of Dewey Ballantine LLP, which has in the past provided, and is expected in the future to provide, legal advice and services to the Company.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On February 21, 2001 the Board of Directors, on the recommendation of the Audit Committee, appointed PricewaterhouseCoopers independent accountants to audit and report on the consolidated financial statements of the Company for 2001. PricewaterhouseCoopers has audited and reported on the consolidated financial statements of the Company for 2000.

Although ratification of the appointment of PricewaterhouseCoopers by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

The Board of Directors recommends that shareholders vote FOR this proposal.

The Company has been advised that representatives of PricewaterhouseCoopers will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

PROPOSAL 3. APPROVAL OF THE MONY GROUP INC. RESTRICTED STOCK OWNERSHIP PLAN

The Board of Directors recommends that the shareholders approve the Company’s Restricted Stock Ownership Plan (the “Plan”), which has been adopted by the Board subject to shareholder approval. The Plan authorizes the award to officers of the Company shares of restricted stock that are subject to vesting restrictions, forfeiture conditions and restrictions on transfer and incidents of ownership. To conform to requirements of the New York Insurance Law and the Company’s Plan of Reorganization, no participant may obtain Beneficial Ownership (as defined in the New York Insurance Law) of restricted shares before the fifth anniversary of the date on which consideration was distributed to policyholders in connection with MONY Life’s demutualization in 1998. The Plan provides for awards that are intended to satisfy specific requirements for performance-based compensation that is exempt from the tax deduction limitations of section 162(m) of the Internal Revenue Code, which is discussed below.

The Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting. The Plan will become effective upon the approval by the shareholders on the date of the annual meeting. In the event shareholder approval is not obtained, the Plan will not become effective.

The purposes of the Plan are to motivate the superior performance of officers of the Company by encouraging and providing for the acquisition of an ownership interest in the Company and to attract and retain the services of officers upon whose judgment, interest and effort the successful conduct of the Company’s operations largely depend. The Plan is also intended to further the goals of the Stock Ownership Guidelines for officers of the Company that have been adopted by the Board of Directors. These guidelines, described below under the heading “Compensation Committee Report,” will further align the interests of officers with those of the shareholders by promoting long-term ownership of the Common Stock by the officers.

The following is a summary of the principal features of the Plan. The full text of the Plan is attached to this proxy statement as Exhibit B.

Description of the Plan

Administration of the Plan. The Plan will be administered by the Human Resources Committee of the Board of Directors, or such other committee designated by the Board to administer the Plan from time to time (the “Committee”). To the extent deemed necessary or appropriate by the Board, the Committee will be constituted to comply with the “non-employee director”requirements of rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” requirements of section 162(m) of the Internal Revenue Code.

The Committee has the authority to determine the employees to whom awards will be granted, the time or times when awards will be granted, the number of shares subject to each award, the time or times when an award will become vested or transferable, and the performance and other conditions of an award. The Committee has discretionary authority to interpret the Plan, to make all factual determinations under the Plan and to make all other determinations necessary for Plan administration.

Eligible Participants. All employees of the Company or its subsidiaries are eligible to participate in the Plan. Awards to eligible employees are made by the Committee in its discretion.

Share Limitations. The aggregate numbers of shares that may be issued for all awards under the Plan is 1,000,000. Shares of Common Stock issued under the Plan may be treasury shares, authorized but unissued shares, or shares purchased by the Company in the open market. Any shares subject to an award that are not issued or cease to be issuable for any reason, or are forfeited or canceled, will again be available for issuance under the Plan. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or stock split, recapitalization, merger, consolidation or other similar corporate change, the Committee may make adjustments to the aggregate number and kind of shares of Common Stock available for awards.

The maximum number of shares that may be awarded to a participant who is a named executive officer subject to section 162(m) of the Internal Revenue Code during any one calendar year is limited to the maximum number of shares having a fair market value on the date of the award that does not exceed 200 percent of the base salary of the Section 162(m) Participant for the year 2000, as reported in the Executive Summary Compensation Table of this Proxy Statement.

Types of Grants. All awards of restricted stock will be granted by the Committee and will be evidenced by an award agreement. The Committee may, in its discretion, make periodic discretionary awards of restricted stock to employees. The Committee may also, in its discretion, make matching awards of restricted stock to employees based on the number of shares acquired by the employee in the open market with the employee’s personal funds during a period specified by the Committee. The ratio of matching restricted stock awarded to the number of shares purchased by the employee will be determined by the Committee.

The Committee will determine the terms and conditions of any periodic or matching awards of restricted stock. In establishing these terms and conditions, the Committee will take into account the requirements of the New York State Insurance Laws, section 162(m) of the Internal Revenue Code and the Stock Ownership Guidelines applicable to an officer.

Vesting and Forfeiture Conditions. The Committee may establish vesting requirements and forfeiture conditions based on the continued employment of the participant for a specified period of time, the attainment of specified business or individual performance goals or measures or such other terms as specified by the Committee. The Committee may accelerate the vesting of an award at any time or on the basis of any specified event, and may specify the effect of termination of employment of a participant under certain circumstances on vesting restrictions or forfeiture conditions.

Change In Control. The Committee may provide for the effect of a “change in control” (as defined in the Plan) upon an award granted under the Plan. Such provisions may include (a) the acceleration of vesting or lapsing of forfeiture or transfer restrictions, (b) the waiver or modification of performance or other conditions related to the rights under an award, (c) provision for the cash settlement of an award, or (d) such other modification or adjustment to an award as the Committee deems appropriate to maintain and protect the rights and interests of participants upon a change in control.

Performance Criteria. The Committee is authorized to make awards of restricted stock that are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code. The grant, vesting or lapse of restrictions on such awards will be based on the Company’s achievement of established business goals that are long-term determinants of shareholder value. In establishing performance-based conditions on awards, the Committee may select only from business criteria specified in the Plan that have been approved by shareholders. The Committee may select from among the following criteria with respect to the Company, any subsidiary or any business unit: (i) stock price increase, (ii) total shareholder return, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital), and (viii) any of the foregoing performance measures in relation to performance on the same measures of comparable peer companies or appropriate stock market or industry indices. Each award of restricted stock that is intended to qualify under section 162(m) will state an objective method for determining the achievement of a performance goal and will preclude the exercise of discretion by the Committee to increase the amount of any compensation that would otherwise be due under the terms of the award.

Transfer Restrictions and Shareholder Rights. Shares of restricted stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire. The Committee may require a participant to enter into an escrow agreement providing that shares will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

A participant who receives a grant of restricted stock under the Plan will generally have all rights of a shareholder, including the right to vote and receive all dividends and distributions, unless determined otherwise by the Committee. However, due to certain restrictions under the New York State Insurance Law and MONY Life’s Plan of Reorganization, a participant will not be entitled to exercise any voting or other consensual rights, receive any dividends, transfer any interest in, or otherwise acquire beneficial ownership of any restricted shares until after December 23, 2003.

Amendment and Termination. The Board of Directors may, at any time and from time to time, and in any respect, amend, modify or terminate the Plan. However, no action may be taken that would adversely affect any rights or obligations of any awards that have previously been made, without the consent of the participant. The Board may seek the approval of any amendment or modification by the Company shareholders to the extent it deems necessary for compliance with section 162(m) of the Internal Revenue Code, the listing requirements of the New York Stock Exchange or for any other purpose.

Plan Benefits

No awards have yet been made under the Plan by the Committee, and the awards to be made in the future under the Plan by the Committee are not determinable at this time. The Company has not previously granted shares of restricted stock to its officers, under the Plan or otherwise. Currently, approximately 4,300 persons are eligible to participate in the Plan. The number of persons eligible to participate in the Plan and the number of grantees may vary from year to year.

The closing price of the Company’s Common Stock on the New York Stock Exchange on March 21, 2001 was $33.08 per share.

Federal Income Tax Consequences

Restricted stock subject to a substantial risk of forfeiture is generally taxable to the participant at the time the restrictions on the shares lapse. The participant will recognize ordinary income at that time equal to the fair market value of the shares covered by the award, less any purchase price paid. Alternatively, the participant may elect to accelerate the recognition of income by making an election under section 83(b) of the Internal Revenue Code within 30 days of the date of the award. The participant will then recognize ordinary income equal to the fair market value of the shares as of the date of the award. The Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Compensation of persons who are named executive officers of the Company is subject to section 162(m) of the Internal Revenue Code, which generally limits the Company’s compensation deduction for each named executive officer to $1 million per calendar year. Awards of restricted stock that qualify as “performance-based compensation” are exempt from section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the Plan will enable the Committee to grant awards of restricted stock that will be exempt from the deduction limits of section 162(m) of the Internal Revenue Code.

The Board of Directors recommends that you vote FOR the approval of The MONY Group Inc. Restricted Stock Ownership Plan.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are presented for action and come before the meeting, it is intended that the persons named as proxies on the proxy card will vote on such matters in accordance with their best judgment. A list of shareholders entitled to vote at the meeting will be available 10 days before the date of the meeting at the Company’s headquarters during ordinary business hours.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company or its subsidiaries. The Company has engaged D. F. King to assist in soliciting proxies for a fee of approximately $70,000 plus reasonable out-of-pocket expenses.

2002 ANNUAL MEETING OF SHAREHOLDERS

The 2002 Annual Meeting of Shareholders is scheduled to be held on Wednesday, May 15, 2002. The Board is empowered by the By-Laws of the Company to change the time of the meeting.

Proposals of shareholders must be received by the Company no later than December 3, 2001 to be eligible for inclusion under the rules of the SEC in the Company’s proxy materials for the 2002 Annual Meeting of Shareholders and must comply with such rules.

Under the Company’s By-Laws, proposals of shareholders not included in the proxy materials may be presented at the 2002 Annual Meeting of Shareholders only if the Company’s Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 2, 2002, the first anniversary of the proxy statement in connection with the 2001 Annual Meeting of Shareholders (subject to exceptions if the 2001 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

Shareholders wishing to suggest candidates to the Company’s Human Resources Committee for consideration as possible nominees as directors may submit names and biographical data to the Secretary of the Company.

The Company’s By-Laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Secretary at least sixty days but not more than ninety days prior to April 2, 2002, the first anniversary of the proxy statement in connection with the 2001 Annual Meeting of Shareholders (subject to exceptions if the 2001 Annual Meeting of Shareholders is advanced by more than 30 days). The notice must present certain information concerning the nominees and the shareholders making the nominations. The Secretary must receive a statement of any nominee’s consent to serve as a Director if elected.

By Order of the Board of Directors /s/ Lee M. Smith Lee M. Smith Vice President and Corporate Secretary

April 2, 2001 22

EXHIBIT A

AUDIT COMMITTEE CHARTER

Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors. The Committee’s primary responsibilities are to:

• Monitor the integrity of the Company’s financial reporting process and systems of internal controls;

• Monitor the independence and performance of the Company’s independent auditors and internal auditing department;

• Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors; and

• Review areas of potential significant financial risk to the Company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.

I. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the New York Stock Exchange, the New York Insurance Law and any other applicable law. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session with the Corporate Auditor and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, a summary report should be presented to MONY’s full Board documenting the results and actions taken at each Audit Committee meeting.

II. Audit Committee Responsibilities and Duties

General Review Procedures with Financial Management and the Independent Auditors

• Review the results of the annual audit of the Company’s financial statements and auditor’s opinion prior to filing or distribution. Significant issues regarding accounting principles, practices, and judgments should be discussed.

• Review the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review and shall consult with the other members of the Committee as he or she deems necessary.

• In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

Review Procedures with Independent Auditors

The Independent Auditor is accountable to the Board of Directors and Audit Committee. The Audit Committee and the Board of Directors have the authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

With respect to the Independent Auditors, the Audit Committee shall:

• Review their independence and performance and annually recommend their appointment to the Board of Directors;

• Request a formal written statement be obtained annually delineating all relationships between the Auditor and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the independence and objectivity of the independent auditor;

A-1

• Approve and or ratify their fees and other significant compensation;

• Review their audit plan, engagement letter and management letter comments; and

• Consider their judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Review Procedures with the Internal Audit Department and Legal Compliance

• Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department.

• Review the appointment and performance of the Corporate Auditor.

• Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

• Review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

• Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document included as an exhibit to the proxy statement at least every three years.

• Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

• Periodically, review MONY’s Code of Business Conduct and ensure that management has established a system to enforce this Code.

• Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

• Review policies and procedures as well as internal/external audit results associated with directors’ and officers’ expense accounts and perquisites, as well as corporate expenditures for goods and services. Also review a summary of director and officers’ related party transactions and potential conflicts of interest.

• Review the status of filed tax returns and findings of any examinations by regulatory agencies.

• Review scope of corporate insurance and related policies.

• Annually review the financial status of the retirement and savings plans of the Company.

• Periodically ensure appropriate review of the Company’s systems, applications security and disaster recovery plans by the internal/external auditors.

• Review any questionable payments, material transactions and any conflicts of interest that may arise.

• Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

A-2

EXHIBIT B

THE MONY GROUP INC.

RESTRICTED STOCK OWNERSHIP PLAN

1.   Purpose of the Plan

The purpose of The MONY Group Inc. Restricted Stock Ownership Plan is to promote the interests of the Company and its shareholders by motivating superior performance of key employees through compensation incentives related to the Common Stock, by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent, and by encouraging and providing for the acquisition by key employees of an ownership interest in the Company which, in the case of the Company’s Officers, will further the goals of the Stock Ownership Guidelines established by the Board.

2.   Definitions

2.1 Definitions. The following capitalized terms used in the Plan shall have the meanings specified below:

(a) “Award” means an award of Restricted Stock granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning given to such term in any employment agreement between the Company and the Participant in effect at the time of termination of employment. In the event that no such agreement is in effect, “Cause” shall mean (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, without limitation, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(e) “Change in Control” shall have the meaning specified in Section 6 hereof.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Human Resources Committee of the Board, or such other committee or subcommittee of the Board appointed by the Board to administer the Plan from time to time.

(h) “Common Stock” means the common stock of the Company, par value $0.01 per share.

(i) “Company” means The MONY Group Inc.

(j) “Disability” means the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code (or any successor provision thereto).

(k) “Effective Date” means the Effective Date of the Plan, as provided in Section 9.1 hereof.

(l) “Employee” means any Officer or other key employee of the Company or any Subsidiary, as determined by the Committee in its sole discretion.

(m) “Fair Market Value” of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the trading date immediately preceding the date as of which Fair Market Value is to be determined. If the Common Stock is not listed on the New York Stock Exchange as of such date, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(n) “Officer” means an Employee of the Company with the rank of Vice President or higher.

(o) “Participant” means an Employee who has received an Award of Restricted Stock under the Plan.

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(p) “Plan” means The MONY Group Inc. Restricted Stock Ownership Plan as set forth herein, as it may be amended from time to time.

(q) “Restricted Stock” means an Award entitling a Participant to shares of Common Stock that are nontransferable and subject to vesting, forfeiture or other restrictions until the specific conditions set forth in the Award Agreement are satisfied.

(r) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.

(s) “Section 7312(w)” means Section 7312 (w) of the New York State Insurance Laws, as amended from time to time.

(t) “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder, as amended from time to time.

(u) “Section 162(m) Participant” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time taxable income may be recognized by such Participant in connection with an Award.

(v) “Stock Ownership Guidelines” means the stock ownership guidelines for Officers of the Company adopted by the Board, as may be amended by the Board from time to time.

(w) “Subsidiary” means an any corporation or partnership in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

3.	Shares of Common Stock Subject to the Plan

3.1 Number of Shares. The aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 1,000,000 shares. The shares of Common Stock to be delivered under the Plan will be made available, in whole or in part, from treasury shares, authorized but unissued shares or from shares that are purchased by the Company in the open market. If any share of Common Stock that is the subject of an Award is not issued or ceases to be issuable for any reason, or is forfeited or cancelled for any reason, such share of Common Stock will no longer be charged against the foregoing maximum share limitation and may again be made subject to Awards under the Plan.

3.2 Adjustments. In the event of any stock dividend or stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, then the aggregate number and kind of shares of Common Stock available for Awards under Section 3.1 hereof shall be adjusted by the Committee in the manner that it deems to be equitable and appropriate, and the Committee’s determination shall be conclusive.

4.	Administration of the Plan

4.1 Committee Members. The Plan will be administered by the Committee, which will consist of two or more persons who, to the extent deemed necessary or appropriate by the Board, satisfy the requirements for a “nonemployee director” under Rule 16b-3 and the requirements for an “outside director” under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan, including, without limitation, the power and authority to delegate to appropriate officers of the Company administrative responsibility for the operation of the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award.

4.2 Committee Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Employees to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Award, the purchase price (if any) of an Award, the time or times at which an Award will become vested or transferable, and the performance and other conditions of an Award. The Committee also has discretionary authority to interpret the Plan; to make factual determinations under the Plan; to determine the terms of the respective Award Agreements; to make other determinations necessary or advisable for Plan administration; and to delegate to appropriate officers of the Company administrative responsibility for the operation of the Plan. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

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5.	Restricted Stock

5.1 Grants of Restricted Stock. Awards of Restricted Stock are shares of Common Stock that are subject to vesting requirements, forfeiture conditions and restrictions on transfer and other incidents of ownership, as described below. Awards of Restricted Stock may be made in whole shares only. All Awards will be granted by the Committee and will be evidenced by an Award Agreement.

A. Periodic Grants. The Committee may make Awards of Restricted Stock to Employees at such time or times as it shall determine in its sole discretion. Subject to the express provisions of the Plan, the number of shares, vesting and forfeiture conditions, transfer restrictions and other terms and conditions of the Award shall be determined by the Committee in its sole discretion, taking into account the Stock Ownership Guidelines applicable to an Officer as well as the requirements of Section 7312(w) and Section 162 (m).

B. Matching Grants. The Committee may make Awards of Restricted Stock to Employees from time to time for a number of shares based on the number of shares of Common Stock acquired by the Participant in the open market with the Participant’s personal funds during a calendar year (or other period specified by the Committee). The Employees who will be eligible for matching grants, the ratio of the number of shares awarded to the number of shares purchased, any holding period requirements for those shares purchased, and any limitations on the number of shares awarded shall be determined by the Committee in its sole discretion (subject to the terms of the Plan) prior to the beginning of the relevant period and communicated to eligible Employees. All other terms and conditions of an Award, including vesting and forfeiture conditions and transfer restrictions, shall be determined by the Committee in its sole discretion, taking into account the Stock Ownership Guidelines applicable to an Officer, as well as the requirements of Section 7312(w) and Section 162(m).

5.2 Vesting and Forfeiture. The Committee shall impose on an Award of Restricted Stock vesting requirements and forfeiture conditions that may be based on one or more of the following: (i) the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods, (ii) the attainment of specified business or individual performance goals or measures or (iii) such other terms as specified by the Committee. In the case of any Award that is intended to qualify for exemption under Section 162(m), the permitted performance criteria and the other terms and conditions of the Award shall be determined pursuant to Sections 5.3 and 5.4 hereof. The Committee may, in its discretion, accelerate the vesting of an Award of Restricted Stock at any time or on the basis of any specified event, including upon a Change in Control as provided in Section 6.1 hereof. The Committee shall also have the discretionary authority to determine the effect on vesting or forfeiture conditions of certain circumstances of termination of employment, including termination with or without Cause, termination for “good reason” under an employment or severance agreement, and termination by reason of death or disability.

5.3 Performance Criteria. The performance criteria upon which the grant or vesting of an Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit: (i) stock price increase, (ii) total shareholder return, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital), and (viii) any of the foregoing performance measures in relation to performance on the same measures of comparable peer companies or appropriate stock market or industry indices. In the case of Awards that are not intended to qualify for exemption under Section 162(m), the Committee may designate performance criteria from among the foregoing, or from among such other business or individual criteria as it shall determine in its sole discretion.

5.4 Additional Section 162(m) Requirements. The maximum number of shares of Common Stock that may be subject to all Awards of Restricted Stock granted to a Section 162(m) Participant under the Plan during any one calendar year shall be limited to the maximum number of whole shares having a Fair Market Value as of the date of the Award that does not exceed 200 percent of the base salary of the Section 162(m) Participant for the year 2000, as reported in the Executive Summary Compensation Table of this Proxy Statement. In the case of an Award that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish the Award within 90 days of the beginning of the period over which performance is to be measured (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Awards are made, the number of shares subject to the Award and the number of shares that are earned under the Award upon achieving the

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applicable performance goals. As and to the extent required by Section 162(m), the terms of an Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award.

5.5 Transfer Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions on the Award are removed or expire, including without limitation any vesting and forfeiture restrictions. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited to the Company. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed. At the time all restrictions imposed on an Award of Restricted Stock lapse in accordance with the Plan, a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant or his beneficiary or estate, as the case may be.

5.6 Rights as Shareholder. Subject to the restrictions provided under this Section 5 and the applicable Award Agreements, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement. Notwithstanding the foregoing, no Employee shall receive, under the Plan, beneficial ownership, as such term is defined in Section 7312 (w)(2) of the New York Insurance Law, of any securities of the Company before December 24, 2003; to this end, where necessary to carry out the prohibition set forth in this sentence, the Award Agreement shall provide that the Participant shall not be entitled to exercise any voting rights or other consensual rights, or to receive any dividend payments with respect to the Restricted Stock, before December 24, 2003.

6.	Change in Control

6.1 Effect of Change in Control. The Committee may provide for the effect of a Change in Control on an Award in an Award Agreement. Such provisions may include any one or more of the following: (i) the acceleration of vesting or lapsing of forfeiture or transfer restrictions of an Award, (ii) the waiver or modification of performance or other conditions related to the rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Notwithstanding the foregoing, in the event that a Change in Control shall occur prior to December 24, 2003, no shares of Restricted Stock held by an Officer shall, to the extent prohibited by Section 7312(w), become transferable or otherwise permit “beneficial ownership” (within the meaning of Section 7312(w)) by the Participant prior to such date, and the rights of the Officer with respect to the Award shall be as provided in the applicable Award Agreement or any employment or severance agreement between the Officer and the Company.

6.2 Definition of Change in Control.

For purposes of this Agreement, a Change in Control shall be deemed to have occurred upon:

(i)	an acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) which, when combined with any other securities owned beneficially by the acquirer, would result in such acquirer beneficially owning twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then “Outstanding Voting Securities”; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

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(ii)	at any time following the date hereof, individuals who as of the date hereof constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(iii)	the consummation of a transaction approved by the shareholders of the Company that is a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that results in the Outstanding Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, reorganization or transaction;

(iv)	the consummation of a transaction approved by the shareholders of the Company that is (A) the sale or other disposition of all or substantially all of the assets (by way of reinsurance or otherwise) of the Company or (B) a complete liquidation or dissolution of the Company; or

(v)	adoption by the Board of a resolution to the effect that any Person has taken actions which, if consummated, would result in such Person acquiring effective control of the business and affairs of the Company, subject to the consummation of the transactions contemplated by such actions.

7.	Award Agreements

7.1 Form of Agreement. Each Award of Restricted Stock under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock subject to the Award and the terms of all vesting, forfeiture and transfer restrictions. The Award Agreement shall also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.

7.2 Contract Rights; Amendment. Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Company by its authorized representative and signed by the Participant and returned to the Company. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement.

8.	General Provisions

8.1 No Assignment or Transfer; Beneficiaries. Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, unless otherwise allowed by the Committee. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant’s death.

8.2 No Right of Employment. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant the right to continue in the capacity in which he is employed by the Company or any Subsidiary.

8.3 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the

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requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

8.4 Tax Consequences. The Participant shall be responsible for payment of any federal, state and local taxes or similar charges required by law with respect to an Award, including all taxes required to be withheld and paid by the Participant at the time that taxable income is recognized in respect of the Award. For purposes hereof, unless otherwise provided in an Award Agreement, a Participant who is subject to Rule 16b-3 at the time taxable income is recognized in respect of an Award may satisfy the tax withholding liability or other expected tax liability by returning to the Company the number of shares of Common Stock necessary to satisfy such tax liability, valued based on the Fair Market value of the shares as of the date the shares are returned, subject to a maximum of 50 percent of the number of shares under the Award then being recognized as taxable income. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

8.5 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his heirs, administrators, estate, permitted transferees and beneficiaries.

8.6 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

8.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

8.8 Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

9.	Effective Date, Amendment and Termination

9.1 Effective Date. The Effective Date of the Plan shall be the date of approval of the Plan by the shareholders of the Company at its 2001 annual meeting of shareholders. If the Plan is not so approved, the Plan shall not become effective.

9.2 Amendment and Termination. The Board may at any time and from time to time and in any respect, amend or modify or terminate the Plan. No amendment, modification or termination of the Plan shall in any manner adverse to a Participant affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment or modification by the Company shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m), the listing requirements of the New York Stock Exchange or for any other purpose.

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You may access information on-line about The MONY Group Inc. 24 hours a day. Visit the Company’s World Wide Web site at www.mony.com for investor information, including access to information about shares of The MONY Group Inc. held in your account at the transfer agent.

THE MONY GROUP INC.’S SHAREHOLDER PROXY HOTLINE IS AVAILABLE TO
SERVE YOU WEEKDAYS FROM 8:00 A.M. TO 9:00 P.M., AND SATURDAY
FROM 8:00 A.M. TO 3:30 P.M. EASTERN TIME.

U.S. AND CANADIAN SHAREHOLDERS CALL (TOLL FREE) 1-800-829-6554.

SHAREHOLDERS FROM OUTSIDE THE U.S. AND CANADA
CALL COLLECT 001-212-269-5550.

c/o EquiServe Trust Company N.A.
PO Box 8222
Edison, NJ 08818-8222

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders on May 16, 2001

Lee M. Smith and John R. McFeely, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all stock of The MONY Group Inc. owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held at The St. Regis Hotel, 2 East 55 Street at Fifth Avenue, New York City, at 9:30 a.m., local time, on Wednesday, May 16, 2001, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

ELECTION OF DIRECTORS: NOMINEES:

01. Robert Holland, Jr.	02. Robert R. Kiley	03. Michael I. Roth	04. Thomas C. Theobald

(Shares cannot be voted unless this proxy form is signed and returned, the proxy is submitted by telephone or over the Internet, the shares are voted in person, or other arrangements are made to have the shares represented at the meeting.)

COMMENTS/CHANGE OF ADDRESS (Please mark the box on the reverse side.)

ˆFOLD AND DETACH HEREˆ

THE MONY GROUP INC.

Annual Meeting of Shareholders

Wednesday, May 16, 2001
9:30 a.m.
The St. Regis Hotel
2 East 55 Street at Fifth Avenue
New York, New York 10022

[X]	Please mark votes as in this example.
The Board of Directors recommends a vote FOR proposals 1, 2 and 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1.	Election of Directors (see reverse)

FOR	WITHHELD
[_]	[_]

For, except vote withheld from the following nominee(s):

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

FOR	AGAINST	ABSTAIN
[_]	[_]	[_]

3.	Approval of The MONY Group Inc. Restricted Stock Ownership Plan.

FOR	AGAINST	ABSTAIN
[_]	[_]	[_]

Yes, I would like to help reduce company expenses. I consent to future access to the Company’s annual reports in electronic form through the Company’s Web site at www.mony.com. I understand that the Company will no longer distribute printed materials to me for any future shareholder meeting with the exception of the annual proxy statement and card.

FOR
[_]

Please use the reverse side for change of address or comments. Put an X in this box if you have written on the reverse side.

[_]

SIGNATURE: Please sign exactly as your name or names appear above. If more than one owner, all shareholders must sign. When signing as an attorney, executor, officer, trustee, or guardian, please give your full title as such.	DATE

ˆFOLD AND DETACH HEREˆ

THE MONY GROUP INC.

VOTE YOUR SHARES VIA THE INTERNET OR TELEPHONE

Dear Shareholder:

The MONY Group Inc. encourages you to submit your proxy electronically over the Internet or the telephone. This eliminates the need to mail the proxy card.

•	To submit your proxy electronically over the Internet, go to the Web site: http://www.eproxyvote.com/mny. You must use the control number (printed in the box above, just below the perforation) as well as your social security number to access this account.

•	To submit your proxy by telephone, use a touch-tone telephone. U.S. and Canadian shareholders may dial 1-877-779-8683. From outside the U.S. and Canada, shareholders may dial 001-201-536-8073. Both telephone numbers can be called 24 hours a day, 7 days a week.

Also, if you have any questions or need assistance in voting, U.S. and Canadian shareholders can call 1-800-829-6554. Shareholders calling from outside the U.S. and Canada can call collect 001-212-269-5550. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., and Saturday from 8:00 a.m. to 3:30 p.m. (EDT).

Your vote is important. Thank you for voting.